Exhibit 10.5

GFI SOFTWARE S.A.

AMENDED AND RESTATED SHARE INCENTIVE PLAN

1.          PURPOSE.

The purpose of the Plan is to assist the Company in attracting, retaining, motivating, and rewarding certain key employees, officers, directors, and consultants of the Company Group, and promoting the creation of long-term value for shareholders of the Company by closely aligning the interests of such individuals with those of such shareholders.  The Plan authorizes the award of Share-based incentives to Eligible Persons to encourage such persons to expend their maximum efforts in the creation of value in the interest of the Company.  The Plan was originally adopted as the TV Holdings S.à r.l. Share Option Plan effective as of the Effective Date, was amended effective June 16, 2011 to reflect an increase in the number of Shares available for issuance hereunder, was amended and restated on September 29, 2011 to reflect the change in the Company’s name and the number of Shares available for issuance hereunder, and was further amended on February 7, 2012 to reflect an increase in the number of Shares available for issuance hereunder.  The Plan was further amended and restated in its present form on March 28, 2013, to reflect the conversion of the legal form of the Company from a Luxembourg S.à r.l. into a Luxembourg S.A. on October 24, 2012, the Share merger on November 14, 2012, and to authorize the grant of other Share-based awards in addition to Options.

2.          DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)           “Award” means any Option, Restricted Share Unit or other Share-based award granted under the Plan.

(b)           “Award Agreement” means an Option Agreement, RSU Agreement, or an agreement governing the grant of any other Share-based award granted under the Plan.

(c)           “Board” means the board of directors of the Company.

(d)           “Cause” means, in the absence of a Participant Agreement otherwise defining Cause, (i) a Participant’s conviction of or indictment for any crime (whether or not involving the Company Group) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Employer, or otherwise has, or could reasonably be expected to result in, an adverse impact to the business or reputation of the Company or any other member of the Company Group; (ii) conduct of a Participant, in connection with his employment or service, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any other member of the Company Group; (iii) any material violation of the policies of the Employer, including, but not limited to those relating to sexual harassment, the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Employer; or (iv) willful neglect in the performance of a Participant’s duties for the Employer or willful or repeated failure or refusal to perform such duties; provided, however, that if, subsequent to the Participant’s voluntary Termination for any reason or involuntary Termination by the Employer without Cause, it is discovered that the Participant’s employment could have been terminated for Cause, such Participant’s employment shall be deemed to have been terminated for Cause for all purposes under this Plan.  In the event there is a Participant Agreement defining Cause, “Cause” shall have the meaning provided in such agreement, and a Termination by the Employer for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Participant Agreement are complied with.

(e)           “Change in Control” means (i) a change in ownership or control of the Company effected through a transaction or series of transactions (other than an offering of shares to the general public through a registration statement filed with the U.S. Securities and Exchange Commission) whereby any Person or Group directly or indirectly acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s shares outstanding immediately after such acquisition and pursuant to which the Investors cease to control the Board; or (ii) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person or Group.

(f)            “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(g)           “Committee” means the Board or such other committee consisting of two or more individuals appointed by the Board to administer the Plan and each other individual or committee of individuals designated to exercise authority under the Plan.

(h)           “Company” means GFI Software S.A., a Luxembourg joint stock company (société anonyme), incorporated and existing under the laws of the Grand-Duchy of Luxembourg, having its registered office at 7A, rue Robert Stümper, L-2557 Luxembourg, registered with the Luxembourg Trade and Companies’ Register, under number B 147.127.

(i)            “Company Group” means the Company, together with any direct or indirect subsidiary of the Company.

(j)            “Company Securities” means Shares acquired by the Investors from time to time.

(k)           “Competitive Activity” means, with respect to any Participant, any activity reasonably determined by the Committee to be competitive with the business of the Employer of the Participant.  If a Participant is a party to an effective Participant Agreement that contains covenants relating to confidential information, restrictions on competition, interference, and/or solicitation, or other similar restrictions on the Participant’s conduct, engaging in “Competitive Activity” with respect to such Participant shall mean the breach of such restrictive covenants.

(l)            “Disability” means, in the absence of a Participant Agreement otherwise defining Disability, the permanent and total disability of such Participant within the meaning of Section 22(e)(3) of the Code.  In the event there is a Participant Agreement between a Participant and the Employer defining Disability, “Disability” shall have the meaning provided in such Participant Agreement, and a Termination by reason of a Disability hereunder shall not be deemed to have occurred unless all applicable notice periods in such Participant Agreement are complied with.

(m)          “Drag-Along Notice” has the meaning set forth in Section 10(b) below.

(n)           “Drag-Along Right” has the meaning set forth in Section 10(b) below.

(o)           “Effective Date” means March 14, 2011, the date of adoption by the Board.

(p)           “Eligible Person” means (i) each employee of the Company or any other member of the Company Group, including each such person who may also be a director of the Company and/or any other member of the Company Group, (ii) each non-employee director of the Company or any other member of the Company Group, (iii) each other person or entity that provides substantial services to the Company and/or any other member of the Company Group and that is designated as eligible by the Committee, and (iv) any person who has been offered employment by the Company or any other member of the Company Group; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or any other member of the Company Group.  An employee on an approved leave of absence may be considered to remain in the employ of the Company or any applicable member of the Company Group for purposes of eligibility for participation in the Plan.

(q)           “Employer” means, with respect to a Participant, the member of the Company Group by which the Participant is principally employed or to which such Participant provides services, as applicable (in each case, determined without regard to any transfer of an Award).

(r)            “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(s)            “Expiration Date” means the date upon which the term of an Option expires, as determined under Section 5(b) hereof.

(t)            “Fair Market Value” means, as of any date when the Shares are listed on one or more national securities exchanges, the closing price reported on the principal national securities exchange on which such Shares are listed and traded on the date of determination, or if there is no such closing price reported on that date, then on the last preceding date on which such a closing price was reported.  If the Shares are not listed on a national securities exchange, or representative quotes are not available from such exchange, Fair Market Value means the amount determined by the Committee in good faith to be the fair market value of a Share, calculated in a manner consistent with Section 409A of the Code.

(u)           “Investors” means, collectively, GFI Software Holdings Ltd., Insight Venture Partners VI, L.P., Insight Venture Partners VI (Co-Investors), L.P., Insight Venture Partners (Cayman) VI, L.P., Bessemer Venture Partners VII L.P., Bessemer Venture Partners VII

Institutional L.P., BVP VII Special Opportunity Fund L.P., Greenspring Global Partners IV-A, L.P., Greenspring Global Partners IV-B, L.P., and Greenspring Global Partners IV-C, L.P. and their respective affiliates.

(v)           “IPO” means an initial underwritten public offering of Shares pursuant to an effective Form S-1 or Form F-1 registration statement filed under the Securities Act.

(w)          “IPO Date” means the effective date of the registration statement for the IPO.

(x)           “Lock-Up Period” has the meaning set forth in Section 10(a) below.

(y)           “Option” means a conditional right, granted to a Participant under Section 5 hereof and pursuant to an Option Agreement, to acquire a Share at a specified price during specified time periods subject to and in accordance with this Plan and the Option Agreement.  Options under the Plan are not intended to qualify as “incentive stock options” meeting the requirements of Section 422 of the Code.

(z)           “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant, including, but not limited to, the exercise price, the number of Shares to be granted pursuant to the exercise of an Option, Termination and vesting.

(aa)         “Participant” means an Eligible Person who has been granted an Award under the Plan and entered into an Award Agreement, or if applicable, such other person or entity who holds an Award pursuant to the Plan and an Award Agreement.

(bb)         “Participant Agreement” means an employment or services agreement between a Participant and the Employer that describes the terms and conditions of such Participant’s employment or service with the Employer and is effective on the applicable date of grant with respect to any Award.

(cc)         “Permitted Transfer” means any transfer by a Participant of all or any portion of his Shares (or Options, for purposes of Section 5(f) below) to (i) any trust established for the sole benefit of such Participant or such Participant’s spouse or direct lineal descendents, provided such Participant is the sole trustee of such trust, (ii) any other entity (including an Individual Retirement Account (as described in Section 408(a) of the Code) or similar investment account) in which the direct and beneficial owner of all voting securities of such entity is held by such Participant, or (iii) such Participant’s heirs, executors, administrators, or personal representatives upon the death, incompetency, or Disability of such Participant, which must be notified to the Company.

(dd)         “Person or Group” means any “person” (as defined in Section 3(a)(9) of the Exchange Act) or any two or more persons deemed to be one “person” (as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), in each case, other than the Investors, any member of the Company Group, or an employee benefit plan maintained by any member of the Company Group.

(ee)         “Plan” means this GFI Software S.A. Amended and Restated Share Incentive Plan, as may be amended from time to time by the Company in its discretion.

(ff)          “Prime Rate” means the rate from time to time published in the “Money Rates” section of The Wall Street Journal as being the “Prime Rate” (or, if more than one rate is published as the Prime Rate, then the highest of such rates).

(gg)         “Prohibition Event” has the meaning set forth in Section 9(d) below.

(hh)         “Repurchase Price” means—

(i)            on or following a Participant’s Termination other than by the Employer for Cause, an amount equal to the Fair Market Value of the Share on the date that the written notice of repurchase is delivered pursuant to Section 9(a) below; or

(ii)           on or following a Participant’s Termination by the Employer for Cause, the lesser of (A) the original purchase price paid for such Shares and (B) the Fair Market Value of the Share on the date that the written notice of repurchase is issued pursuant to Section 9(a) below; provided, however, if (x) such Termination occurs after the ten (10) year anniversary of the date of grant of the Award pursuant to which the Shares subject to the Repurchase Right were issued or acquired, and (y) the Award to which the Shares subject to the Repurchase Right relate is a “stock right” within the meaning of Section 409A of the Code, the Repurchase Price shall instead be the Fair Market Value of the Share on the date of repurchase.

(ii)           “Repurchase Right” has the meaning set forth in Section 9(a) below.

(jj)           “Repurchase Right Exercise Period” means the period commencing on the date of the Participant’s Termination with the Employer for any reason and ending on the earlier to occur of (i) the date before the IPO Date and (ii) the twelve (12) month anniversary of the commencement of the Repurchase Right Exercise Period, or if later, the twelve (12) month anniversary of the date the applicable Shares were acquired upon the exercise of an Option or the exercise or settlement of any other Award requiring exercise or settlement.

(kk)         “Repurchase Right Lapse Date” means the earlier to occur of (i) the IPO Date and (ii) a Change in Control resulting in the Share’s being listed on a national securities exchange.

(ll)           “Restricted Share Unit” means a notional unit representing the right to receive one Share (or the cash value of one Share, if so determined by the Committee) on a specified settlement date.

(mm)      “RSU Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual grant of Restricted Share Units, including, but not limited to, the reference number of Shares, Termination and vesting.

(nn)         “Securities Act” means the U.S. Securities Act of 1933, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(oo)         “Share” means a common share of the Company, €0.01 par value per share, and such other securities as may be substituted for a Share pursuant to Section 12 hereof.

(pp)         “Subject Shares” has the meaning set forth in Section 10(b) below.

(qq)         “Termination” means the termination of a Participant’s employment or service, as applicable, with the Employer for any reason; provided, however, that if so determined by the Committee at the time of any change in status in relation to the Employer (e.g., a Participant ceases to be an employee and begins providing services as a consultant, or vice versa), such change in status will not be deemed to be a Termination hereunder.  Unless otherwise determined by the Committee, in the event that any Employer ceases to be a member of the Company Group (by reason of sale, divestiture, spin-off, or other similar transaction), any Participants employed by or providing services to such former Employer shall be deemed to have a Termination hereunder as of the date of the consummation of such transaction, except if any such Participant’s employment or service is transferred to another entity that would constitute an Employer immediately following such transaction.

3.          ADMINISTRATION.

(a)           Authority of the Committee.  Except as otherwise provided below, the Plan shall be administered by the Committee.  The Committee shall have full authority, subject to and consistent with the provisions of the Plan, to (i) select Eligible Persons to become Participants, (ii) grant Awards, (iii) determine the type, number of Shares subject to, and other terms and conditions of, and all other matters relating to, Awards, (iv) prescribe Award Agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, (v) construe and interpret the Plan and Award Agreements and correct defects, supply omissions, and reconcile inconsistencies therein, (vi) suspend the right to exercise Awards during any period that the Committee deems appropriate to comply with applicable securities laws, and thereafter extend the exercise period of an Award by an equivalent period of time, and (vii) make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.  Any action of the Committee shall be final, conclusive, and binding on all persons, including, without limitation, each member of the Company Group, Eligible Persons, Participants, and beneficiaries of Participants.  For the avoidance of doubt, the Board shall have the authority to take all actions under the Plan that the Committee is permitted to take.

(b)           Delegation.  To the extent permitted by applicable law, the Committee may delegate to directors, officers or employees of any member of the Company Group, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including but not limited to administrative functions, as the Committee may determine appropriate.  The Committee may appoint agents to assist it in administering the Plan.  Notwithstanding the foregoing or any other provision of the Plan to the contrary, any Award granted under the Plan to any person or entity who is not an employee of the Company or any other member of the Company Group shall be expressly approved by the Committee.

(c)           Section 409A.  The Committee shall take into account compliance with Section 409A of the Code in connection with any grant of an Award under the Plan, to the extent applicable.

4.          SHARES AVAILABLE UNDER THE PLAN.

(a)           Number of Shares Available for Delivery.  Subject to adjustment as provided in Section 122 hereof, the total number of Shares reserved and available for delivery in connection with Awards under the Plan shall be 4,900,000.  Shares delivered under the Plan shall consist of newly issued shares or previously issued Shares temporarily held and reacquired by the Company on the open market or by private purchase. Delivery of Shares shall have the meaning and occur in accordance with Section 8.  Following the delivery of the Shares or cash settlement upon exercise, the Options so exercised shall no longer be outstanding and the Participants shall have no additional rights thereunder.

(b)           Payment for Share.  Payment for Shares acquired pursuant to an exercise of Options granted hereunder shall be made in full prior to the exercise of the Options in accordance with the Option Agreement and in a manner approved by the Committee, which may include any of the following payment methods:  (i) in immediately available funds in Euro or any other currency approved by the Committee (provided that upon payment in any currency other than Euro, the Participant shall, at the Company’s request within five (5) business days of exercise, reimburse the Company for any foreign exchange fees reasonably incurred by the Company in connection with converting such currency to Euro), or by certified or bank cashier’s check, or (ii) by any other means approved by the Committee.  Anything herein to the contrary notwithstanding, if the Committee determines that any form of payment available hereunder would be in violation of Section 402 of the U.S. Sarbanes-Oxley Act of 2002, such form of payment shall not be available on or following the date the Company (or any of its affiliates) files an initial registration statement for an IPO.

(c)           Form of Shares.  Except as may be otherwise determined by the Committee in its sole discretion and in accordance with applicable law, Shares acquired upon the exercise, vesting or settlement of Awards shall be held in registered form and, to the extent permitted by law, in dematerialized form. Upon an IPO or listing of the Shares, Participants may, however, merely hold book-interests in Shares in accordance with applicable law and the rules of the relevant securities settlement system. If certificates representing Shares are registered in the name of the Participant, the Committee may require that such certificates bear all legally required information and include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Shares.

(d)           Share Counting Rules.  The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of shares previously counted in connection with an Award.  To the extent that an Award expires or is canceled, forfeited, settled in cash, or otherwise terminated without a delivery to the Participant of the full number of shares to which the Award related, the undelivered shares will again be available for grant.  Shares withheld in payment of the exercise price or taxes relating to an Award shall be deemed to constitute shares not delivered to the Participant and shall be deemed to again be available for Awards under the Plan.

5.          OPTIONS.

(a)           General.  Options may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate.  The provisions of separate Options shall be set forth in Option Agreements, which agreements need not be identical.

(b)           Term.  The term of each Option shall be set by the Committee at the time of grant; provided, however, that no Option granted hereunder shall be exercisable after the expiration of ten (10) years from the date it was granted.

(c)           Exercise Price.  The exercise price per Share for each Option shall be set by the Committee at the time of grant in the Option Agreement; provided, however, that if an Option is intended to not be considered “nonqualified deferred compensation” within the meaning of Section 409A of the Code, the applicable exercise price shall not be less than the Fair Market Value on the date of grant and provided that the exercise price per Share to be issued/acquired shall at least correspond to the nominal value of such Share.

(d)           Exercise. In order to exercise an Option, the Participant holder thereof must deliver to the Company a notice in writing setting out, in particular, the date of exercise, the number of Options exercised, the aggregate Exercise Price and the terms of the exercise together with the contact details of such Participant. The delivery of such notice to the Company shall constitute an irrevocable election by the Participant to exercise the relevant Options.

(e)           Vesting.  Options shall vest and become exercisable in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case, as may be determined by the Committee and set forth in the Option Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may in its sole discretion accelerate the vesting of any Option, which acceleration shall not affect the terms and conditions of any such Option other than with respect to vesting.  Unless otherwise specifically determined by the Committee, the vesting of an Option shall occur only while the Participant is employed by or rendering services to the Employer, and all vesting shall cease upon a Participant’s Termination with the Employer for any reason.

(f)            Transferability of Options.  Except in connection with a Permitted Transfer of vested Options, an Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.  To the extent a Participant wishes to make a Permitted Transfer of vested Options, it shall be a condition of each such Permitted Transfer that (x) the transferee agrees to be bound by the terms of the Plan and the applicable Award Agreement as though no such transfer had taken place, (y) the Participant has complied with all applicable law in connection with such transfer, and (z) the Company has been provided prior written notice of the transfer.  The Participant and the transferee shall execute any documents reasonably required by the Committee to effectuate such Permitted Transfer.

(g)           Termination.  Except as may otherwise be provided in an Option Agreement or determined by the Committee subsequent to grant—

(i)            In the event of a Participant’s Termination with the Employer prior to the Expiration Date for any reason other than (A) by the Employer for Cause or (B) by reason of the Participant’s death or Disability, (1) all vesting with respect to such Participant’s Options shall cease, (2) all of such Participant’s unvested Options shall expire as of the date of such Termination, and (3) all of such Participant’s vested Options shall remain exercisable until the earlier of the Expiration Date and the date that is ninety (90) days after the date of such Termination.

(ii)           In the event of a Participant’s Termination with the Employer prior to the Expiration Date by reason of such Participant’s death or Disability, (A) all vesting with respect to such Participant’s Options shall cease, (B) all of such Participant’s unvested Options shall expire as of the date of such Termination without consideration, and (C) all of such Participant’s vested Options shall remain exercisable until the earlier of the Expiration Date and the date that is twelve (12) months after the date of such Termination due to death or Disability of the Participant.  In the event of a Participant’s death, such Participant’s Options shall remain exercisable by the person or persons to whom a Participant’s rights under the Options pass by will or the applicable laws of descent and distribution until its expiration, but only to the extent the Options were vested by such Participant at the time of such Termination due to death.

(iii)          In the event of a Participant’s Termination with the Employer prior to the Expiration Date by the Employer for Cause, all of such Participant’s Options (whether or not vested) shall immediately expire as of the date of such Termination.

6.          RESTRICTED SHARE UNITS

(a)           General.  Restricted Share Units may be granted to Eligible Persons in such form and having such terms and conditions as the Committee shall deem appropriate. The provisions of separate Restricted Share Units shall be set forth in separate RSU Agreements, which agreements need not be identical.

(b)           Vesting.  Restricted Share Units shall vest in such manner, on such date or dates, or upon the achievement of performance or other conditions, in each case as may be determined by the Committee and set forth in an RSU Agreement; provided, however, that notwithstanding any such vesting dates, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Share Unit at any time and for any reason.  Unless otherwise specifically determined by the Committee, the vesting of a Restricted Share Unit shall occur only while the Participant is employed by or rendering services to the Employer, and all vesting shall cease upon a Participant’s Termination for any reason.

(c)           Delivery of Shares.  Restricted Share Units shall be subject to a deferral period as set forth in the applicable RSU Agreement, which may or may not coincide with the vesting period, as determined by the Committee in its discretion.  Delivery of Shares, cash, or property, as determined by the Committee, will occur upon a specified delivery date or dates upon the expiration of the deferral period specified for the Restricted Share Units in the RSU Agreement.  Unless otherwise set forth in a Participant’s RSU Agreement, a Participant shall not be entitled to dividends, if any, with respect to Restricted Share Units prior to the actual delivery of Shares.

(d)           Termination of Employment or Service.  Except as provided by the Committee in an RSU Agreement or otherwise, in the event of a Participant’s Termination for any reason prior to the time that such Participant’s Restricted Share Units have been settled, (i) all vesting with respect to such Participant’s Restricted Share Units shall cease, (ii) each of such Participant’s outstanding unvested Restricted Share Units shall be forfeited for no consideration as of the date of such Termination, and (iii) any Shares remaining undelivered with respect to vested Restricted Share Units then held by such Participant shall be delivered on the delivery date or dates specified in the RSU Agreement.

7.          OTHER SHARE-BASED AWARDS

The Committee is authorized, subject to limitations under applicable law, to grant to Eligible Persons such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based upon, or related to, Shares, as deemed by the Committee to be consistent with the purposes of the Plan.  The Committee may also grant Shares as a bonus (whether or not subject to any vesting requirements or other restrictions on transfer), and may grant other awards in lieu of obligations of any member of the Company Group to pay cash or deliver other property under this Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.  The terms and conditions applicable to such Awards shall be determined by the Committee and evidenced by Award Agreements, which agreements need not be identical.

8.          DELIVERY AND SETTLEMENT OF SHARES

Upon exercise, vesting or settlement of an Award, the Board shall resolve to issue the Shares subject to exercise of an Option or vesting or settlement of any other Share-based award in accordance with the provisions of this Plan and the Award Agreement, and subsequently proceed to the acknowledgement of the capital increase in front of a Luxembourg notary.

9.          REPURCHASE RIGHTS UPON TERMINATION.

(a)           If, prior to the Repurchase Right Lapse Date, a Participant undergoes a Termination with the Employer for any reason, then at any time during the Repurchase Right Exercise Period, the Company shall have the right to repurchase the Shares received pursuant to Awards granted under the related Option Agreement or other Award Agreement at a per-share price equal to the Repurchase Price and subject to mandatory provisions of law (the “Repurchase Right”).  The Repurchase Right shall be exercisable upon written notice to a Participant indicating the number of Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not more than thirty (30) days after the date of such notice; provided, however, that except in extraordinary circumstances, as determined by the Committee, the

Company shall not exercise the Repurchase Right with respect to any Shares acquired pursuant to an Award prior to (i) the six (6) month anniversary of the date an Award not subject to exercise or deferred settlement vests, or (ii) the six (6) month anniversary of the date an Award that is subject to exercise or deferred settlement is exercised or settled.  To the extent applicable, the certificates representing the Shares to be repurchased shall be delivered to the Company prior to the close of business on the date specified for the repurchase.

(b)           If the Company exercises the Repurchase Right following a Participant’s Termination other than (A) by the Employer for Cause or (B) by a Participant’s voluntary resignation, the aggregate Repurchase Price shall be paid in a lump sum at the time of repurchase.

(c)           If the Company exercises the Repurchase Right following a Participant’s Termination (A) by the Employer for Cause or (B) by such Participant’s voluntary resignation, the Company shall be permitted to issue a promissory note equal to the aggregate Repurchase Price in lieu of a cash payment; provided, however, that such promissory note shall have a maturity date that does not exceed three (3) years from the date of such repurchase, shall bear simple interest of not less than the Prime Rate in effect on the date of such repurchase, and shall be payable as to interest in equal monthly installments during the term of the note and as to principal on the maturity date.

(d)           Notwithstanding anything contained in this Section 9(d) to the contrary, in the event that any repurchase described herein would result in a default under any applicable financing documents of the Company or any other member of the Company Group, or would otherwise be prohibited by applicable law (as applicable, a “Prohibition Event”), commencement of the applicable Repurchase Right Exercise Period shall be delayed until the Prohibition Event ceases to exist, but in no event shall such delay extend for more than eighteen (18) months.  Without limiting the foregoing, at any time prior to the Repurchase Right Lapse Date, the Company shall be permitted to assign the Repurchase Right to the Investors.

(e)           In connection with any purchase of Shares pursuant to this Section 9, the Company will be entitled to receive customary representations and warranties from the Participant regarding the purchase of such Shares as may be reasonably requested by the Company, including but not limited to the representation that the Participant has good and marketable title to such Shares to be transferred free and clear of all liens, claims, and other encumbrances.

10.        RESTRICTIONS ON SHARES; PROXY.

(a)           Prohibition on Transfer.  Except (i) as otherwise provided by the Committee, (ii) pursuant to Section 9 above, or (ii) pursuant to subsections (b) or (c) of this Section 10, Shares acquired by a Participant pursuant to the vesting, exercise, or settlement of any Award granted hereunder may not be sold, transferred, or otherwise disposed of prior to the one hundred eightieth (180th) day following the IPO Date (the “Lock-Up Period”).  If requested by underwriters managing any public offering, the Participant shall execute a separate agreement to the foregoing effect.

(b)           Drag-Along Rights.

(i)            If the Investors are proposing to (A) sell to one or more third parties all of the Company Securities beneficially owned by them on any date of determination, (B) approve any merger, amalgamation, or consolidation of the Company with or into one or more third parties, or (C) approve any sale of all or substantially all of the Company’s assets to one or more third parties, the Investors shall have the right (the “Drag-Along Right”), but not the obligation, to require each Participant (x) in the case of a transfer of the type referred to in clause (A), to sell in such sale, in accordance with the terms set forth herein, all of such Participant’s Shares received in connection with Awards granted hereunder (the “Subject Shares”), or (y) in the case of a merger, amalgamation, or consolidation or sale of assets or other transaction referred to in clause (B) or (C), to vote (or act by written consent with respect to) all of such Participant’s Subject Shares in favor of such transaction and to waive any dissenters’ rights, appraisal rights, or similar rights that such Participant may have under applicable law.  Each Participant agrees to take all steps necessary to enable such Participant to comply with the provisions of this Section 10(b) to facilitate the Investors’ exercise of a Drag-Along Right.  A Participant required to sell any Shares pursuant to this Section 10(b) shall be entitled to receive in exchange therefor the same consideration per Share as is received by the Investors with respect to their Share in such transaction, including equivalent rights to receive (when and if paid) a proportionate share of any deferred consideration, earn-out, or escrow funds that may become available to the Investors in connection with the transaction (less, in the case of Options, warrants, or other convertible securities, the exercise or purchase price thereof and less any applicable employment taxes or withholding obligations).

(ii)           To exercise the rights granted under this Section 10(b), the Investors shall give each Participant a written notice (a “Drag-Along Notice”) containing the proposed consideration per share with respect to the Shares and the terms of payment and other material terms and conditions of the offer of the proposed transferee(s).  Each Participant shall thereafter be obligated to sell his Subject Shares to the proposed transferee(s) or vote (or act by written consent with respect to) his Subject Shares in favor of the proposed transaction, as the case may be, in accordance with Section 10(b)(i) above.

(iii)          Each Participant shall execute and deliver such instruments of conveyance and transfer and take such other actions, including executing any purchase agreement, merger agreement, amalgamation agreement, consolidation agreement, indemnity agreement, escrow agreement, or related documents, as may be reasonably required by the Investors or the Company in order to carry out the terms and provisions of this Section 10(b).  Each Participant acknowledges the rights of the Investors to act on behalf of such Participant pursuant to this Section 10(b).  At the closing of the proposed transaction, each such Participant shall deliver, against receipt of the consideration payable in such transaction, certificates representing the Subject Shares, together with executed share powers or other instruments of transfer acceptable to the Investors.

(iv)          Notwithstanding anything contained in this Section 10(b), in the event that all or a portion of the purchase price for the Shares being purchased consists of securities, and the sale of such securities to a Participant would require either a registration under the Securities Act or the preparation of a disclosure document pursuant to Regulation D under the Securities Act (or any successor regulation) or any similar requirement under similar provision of any state or non—United States securities law, then, at the option of the Investors, such Participants may proportionately receive, in lieu of such securities, the Fair Market Value of some or all of such securities in cash, as determined in good faith by the Board.

(v)           The rights provided in this Section 10(b) shall expire upon the IPO Date.

(c)           Permitted Transfers. To the extent a Participant wishes to make a Permitted Transfer of Shares acquired upon vesting, exercise, or settlement of an Award, it shall be a condition of each such Permitted Transfer that (x) the transferee agrees to be bound by the terms of the Plan and the applicable Award Agreement as though no such transfer had taken place, (y) the Participant has complied with all applicable law in connection with such transfer, and (z) the transfer is notified to the Company.  The Participant and the transferee shall execute any documents reasonably required by the Committee to effectuate such Permitted Transfer.

(d)           Grant of Irrevocable Proxy.  As a condition of the grant of any Award under the Plan, each Participant shall grant to the Investors, acting jointly, the Participant’s irrevocable proxy, and appoint the Investors, or any designee or nominee of the Investors, as the Participant’s attorney-in-fact (with full power of substitution and resubstitution), for and in his name, place, and stead, to (i) vote or act by written consent with respect to the Shares (whether or not vested) now or hereafter owned by the Participant (or any transferee), including the right to sign such Participant’s name, as a shareholder, to any consent, certificate, or other document relating to the Company that applicable law may require, in connection with any and all matters (other than any amendment to the Plan that would require shareholder approval), including, without limitation, the election of directors, and (ii) take any and all action necessary to sell or otherwise transfer any Subject Shares as contemplated by this Section 10.  Such proxy shall be coupled with an interest, and the Participant will take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.  The proxy described in this subsection (d) shall terminate upon the IPO Date.

(e)           Shareholders’ or Similar Agreement.  Except as provided by the Committee in an Award Agreement or otherwise, in the event that a Participant is a party to any shareholders’ or similar agreement with the Company containing similar provisions to those set forth in this Section 10, the provisions of this Section 10 shall continue to apply to such Participant and any Shares acquired pursuant to any Award hereunder, and shall be in addition to, and not in lieu of, the terms and conditions of such shareholders’ or similar agreement.

11.        COMPETITIVE ACTIVITIES.

Notwithstanding anything contained in the Plan to the contrary, in the event that a Participant engages in any Competitive Activity during the term of such Participant’s employment or service with the Employer or during the six (6) month period following such Participant’s Termination with the Employer for any reason, the Committee may determine, in its sole discretion, to (a) declare all Awards held by such Participant to be immediately forfeited and cancelled without additional consideration, (b) require all Shares acquired upon the vesting, exercise, or settlement of Awards within the twelve (12) month period prior to the date of such Competitive Activity to be immediately transferred and returned to the Company without additional consideration, and (c) to the extent that such Participant received any profit from the sale of any Share underlying an Award within the twelve (12) month period prior to the date of such Competitive Activity, require that such Participant promptly repay to the Company any profit received pursuant to such sale.

12.        ADJUSTMENT FOR RECAPITALIZATION, MERGER, ETC.

(a)           Capitalization Adjustments.  The aggregate number of Shares that may be granted or purchased pursuant to Awards (as set forth in Section 4 above), the number of Shares covered by each outstanding Award, and/or the price per share thereof in each such Award shall be equitably and proportionally adjusted or substituted, as determined by the Committee, as to the number, price, or kind of a Share or other consideration subject to such Awards (i) in the event of changes in the outstanding Share or in the capital structure of the Company by reason of share dividends, share splits, reverse share splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the date of grant of any such Award (including any Corporate Event (as defined below)), (ii) in connection with any extraordinary dividend declared and paid in respect of Shares, whether payable in the form of cash or other consideration, or (iii) in the event of any change in applicable laws or circumstances that results in or could result in, in either case as determined by the Committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, Participants in the Plan.

(b)           Corporate Events.  Notwithstanding the foregoing, except as may otherwise be provided in an Award Agreement, in connection with (i) a merger or consolidation involving the Company in which the Company is not the surviving corporation, (ii) a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of Shares receive securities of another corporation and/or other property, including cash, (iii) a Change in Control, or (iv) the reorganization or liquidation of the Company (each, a “Corporate Event”), the Committee may, in its discretion, provide for any one or more of the following:

(i)            the assumption or substitution of such Awards in connection with such Corporate Event, in which case, the Awards shall be subject to the adjustment set forth in subsection (a) above;

(ii)           accelerated vesting of any Awards, subject to the consummation of such Corporate Event;

(iii)          the cancellation of any or all vested and/or unvested Awards as of the consummation of such Corporate Event, in which case Participants who hold vested Awards (including any Awards that would vest on the Corporate Event but for cancellation) so cancelled will receive a payment in respect of cancellation of their Awards based on the amount of the per-share consideration being paid for the Shares in connection with such Corporate Event, less, in the case of Options and other Awards subject to exercise, the applicable exercise price; provided, however, that Participants who hold Awards subject to exercise shall be entitled to consideration in respect of cancellation of such Awards only if the per-share consideration less the applicable exercise price is greater than zero (and to the extent the per-share consideration is less than or equal to the applicable exercise price, such Awards shall be cancelled for no consideration).

Payments to holders pursuant to clause (iii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of Shares covered by the Award at such time (less any applicable exercise price).  In addition, in connection with any Corporate Event, prior to any payment or adjustment contemplated under this subsection (b), the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to his Awards, (ii) bear such Participant’s pro-rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Share, and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(c)           Fractional Shares.  Any adjustment provided under this Section 12 may provide for the elimination of any fractional share that might otherwise become subject to an Award. The Exercise of the Options does not entitle the Participants to fractional Shares. If the exercise would result in a fractional interest of a Share, the number of Shares to be issued to a Participant is rounded down to the nearest whole number of Shares and the fraction of the Option not exercised is forfeited without consideration.

13.        USE OF PROCEEDS.

The proceeds received from the sale of Shares pursuant to the Plan shall be used for general corporate purposes.

14.        RIGHTS AND PRIVILEGES AS A SHAREHOLDER.

Except as otherwise specifically provided in the Plan, no person shall be entitled to the rights and privileges of share ownership in respect of Shares that are subject to Awards hereunder until such Shares have been issued to that person.

15.        EMPLOYMENT OR SERVICE RIGHTS.

No individual shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any right to be retained in the employ or service of the Employer or any other member the Company Group.

16.        COMPLIANCE WITH LAWS.

The obligation of the Company to deliver Shares upon the vesting, exercise, or settlement of any Award shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required.  Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any Shares pursuant to an Award unless such shares have been properly registered for sale under applicable securities laws to the extent required, or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale or resale any of the Shares to be offered or sold under the Plan or any Shares issued upon exercise or settlement of Awards.  If the Shares offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration, the Company may restrict the transfer of such shares and may legend the share certificates, if any, representing such Shares in such manner as it deems advisable to ensure the availability of any such exemption.

17.        WITHHOLDING OBLIGATIONS.

As a condition to the vesting, exercise or settlement of any Award, the Committee may require that a Participant satisfy, through a cash payment by the Participant, or in the discretion of the Committee, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the minimum amount of all federal, state, and local income and other taxes of any kind required or permitted to be withheld in connection with such vesting, exercise or settlement.

18.        AMENDMENT OF THE PLAN OR AWARDS.

(a)           Amendment of Plan.  The Board may, at any time and from time to time, amend the Plan; provided, however, that the Board shall not, without shareholder approval, make any amendment to the Plan that requires shareholder approval pursuant to applicable law or, at any time that the Share is listed on any national securities exchange, the applicable rules of the national securities exchange on which the Share is principally listed.  Rights under any Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless the Participant consents in writing.

(b)           Amendment of Awards.  The Board or the Committee may, at any time and from time to time, amend the terms of any one or more Awards; provided, however, that the rights under any Award shall not be impaired by any such amendment unless the Participant consents in writing (it being understood that no action taken by the Board or the Committee that is expressly permitted under the Plan, including, without limitation, any actions described in Section 12 hereof, shall constitute an amendment of an Award for such purpose).  Notwithstanding the foregoing, subject to the limitations of applicable law, if any, and without an affected Participant’s consent, the Board or the Committee may amend the terms of any one or more Awards if necessary to bring the Award into compliance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued or amended after the Effective Date.

(c)           Repricing of Awards without Shareholder Approval.  The repricing of Awards upon the approval of the Committee shall expressly be permitted under the Plan without additional shareholder approval.  For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of an Award to lower its exercise price (other than on account of capital adjustments resulting from share splits, etc., as described in Section12(a)), it being understood that such exercise price will in any case at least correspond to the nominal value of the shares issued pursuant to an exercise of the Award, (ii) any other action that is treated as “repricing” under generally accepted accounting principals, and (iii) repurchasing for cash or canceling an Award in exchange for another Award at a time when its exercise price is greater than the Fair Market Value of the underlying Share, unless the cancellation and exchange occurs in connection with an event set forth in Section12(b).

19.        TERMINATION OR SUSPENSION OF THE PLAN.

The Board may suspend or terminate the Plan at any time.  Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the Effective Date.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.  Rights under any Award granted before suspension or termination of the Plan shall not be impaired by such suspension or termination.

20.        EFFECTIVE DATE OF THE PLAN.

The Plan is effective as of the Effective Date, subject to shareholder approval.

21.        MISCELLANEOUS.

(a)           Clawback/Recoupment Policy.  Notwithstanding anything contained herein to the contrary, all Awards granted under the Plan shall be and remain subject to any incentive compensation clawback or recoupment policy currently in effect or as may be adopted by the Board and, in each case, as may be amended from time to time.  No such policy, adoption, or amendment shall in any event require the prior consent of any Participant.

(b)           Participants Outside of the United States.  The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then a resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then a resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such Award to a Participant who is a resident or primarily employed in the United States.  Additionally, the Committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by such Participants.  An Award may be modified under this Section 21(a) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation.

(c)           No Liability of Committee Members.  No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his behalf in his capacity as a member of the Committee or for any mistake of judgment made in good faith, and the Company shall indemnify and hold harmless each member of the Committee and each other employee, officer, or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person’s own fraud or willful bad faith; provided, however, that approval of the Board shall be required for the payment of any amount in settlement of a claim against any such person.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s certificate or articles of incorporation or by-laws, each as may be amended from time to time, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(d)           Notices: All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when personally delivered or when deposited in the mail, first class postage paid, or fax at such other address as may have been furnished to the other party in writing by the addressee.

(e)           Payments Following Accidents or Illness. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, or relative, or an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment.  Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(f)            Governing Law.  The Plan shall be governed by and construed in accordance with the internal laws of the Grand-Duchy of Luxembourg without reference to the principles of conflicts of laws thereof.

(g)           Funding.  No provision of the Plan shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, or to maintain separate bank accounts, books, records, or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.  Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(h)           Reliance on Reports.  Each member of the Committee and each member of the Board shall be fully justified in relying, acting, or failing to act, and shall not be liable for having so relied, acted, or failed to act in good faith, upon any report made by the independent public accountant of the Company or other member of the Company Group and upon any other information furnished in connection with the Plan by any person or persons other than such member.

(i)            Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

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